                                                                 EXHIBIT (99)d



                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                             ____________________

                                   FORM 11-K

                             ____________________


/X/  Annual report pursuant to Section 15(d) of the Securities Exchange Act of
 _
     1934

     For the Fiscal Year Ended December 31, 1994

                                      OR

/_/ Transition report pursuant to Section 15(d) of the Securities Exchange Act of 1934

     For the transition period from ________ to ________

Commission file number 1-5152

     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                                  PACIFICORP
                         K PLUS EMPLOYEE SAVINGS PLAN

     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                                  PACIFICORP
                              700 N.E. Multnomah
                                  Suite 1600
                            Portland, Oregon  97232



                             PACIFIC TELECOM, INC.
                                 805 Broadway
                         Vancouver, Washington  98668

                               Table of Contents



                                                                          PAGE

INDEPENDENT AUDITORS' REPORT                                               1

FINANCIAL STATEMENTS FOR THE YEARS
  ENDED DECEMBER 31, 1994 AND 1993:

     Statements of Net Assets Available for Benefits                       2

     Statements of Changes in Net Assets Available for Benefits            3

     Notes to Financial Statements                                        4-8

SUPPLEMENTAL SCHEDULE FOR THE YEAR ENDED
  DECEMBER 31, 1994:

     Item 27a - Assets Held for Investment Purposes                       9-19

Deloitte &
  Touche LLP

                       3900 US Bancorp Tower       Telephone (503) 222-1341
                       111 SW Fifth Avenue         Facsimile: (503) 224-2172
                       Portland, Oregon 97204-3698


INDEPENDENT AUDITORS' REPORT


PacifiCorp K Plus Employee Savings Plan:

We have audited the accompanying financial statements of the PacifiCorp K Plus Employee Savings Plan as of December 31, 1994 and 1993 and for the years then ended, as listed in the Table of Contents. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1994 and 1993, and the changes in its net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule, listed in the Table of Contents, is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan's management. Such supplemental schedule has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.





DELOITTE & TOUCHE LLP

April 26, 1995

                                  PacifiCorp
                         K Plus Employee Savings Plan
                Statement of Net Assets Available for Benefits
                          December 31, 1994 and 1993


                                                    1994            1993

ASSETS:
  Investments (stated at fair value):
    Common Stock:
      PacifiCorp                               $ 62,479,086    $ 52,020,180
      Pacific Telecom, Inc.                       9,446,460       6,272,838
      Other                                      86,943,703      78,838,757
    United States government obligations          9,697,843       5,937,090
    Corporate bonds                              13,814,261      14,131,544
    Guaranteed investment contracts              77,944,936      78,256,407
    Temporary cash investments                    7,848,991       7,715,296
    Participant loans                             9,203,094       8,586,434
                                                ___________     ___________

         Total investments                      277,378,374     251,758,546
                                                ___________     ___________

  Receivables:
    Due from brokers                                126,361         312,030
    Dividends                                       103,723          74,252
    Interest                                        268,262         178,856
    Participant contributions                       818,097       1,984,733
    Pending interfund transfers                           -         (18,365)
                                                ___________     ___________

         Total receivables                        1,316,443       2,531,506
                                                ___________     ___________

         Total assets                           278,694,817     254,290,052

LIABILITIES:
  Due to brokers                                    951,956       1,009,005
  Due to fund managers                               53,092          47,198
  Forfeitures                                             -             202
                                                ___________     ___________

         Total liabilities                        1,005,048       1,056,405
                                                ___________     ___________

NET ASSETS AVAILABLE FOR BENEFITS              $277,689,769    $253,233,647
                                                ___________     ___________
                                                ___________     ___________


See notes to financial statements.

                                  PacifiCorp
                         K Plus Employee Savings Plan
           Statement of Changes in Net Assets Available for Benefits
                          December 31, 1994 and 1993


                                                    1994            1993

INCREASES TO NET ASSETS ATTRIBUTED TO:
  Investment income:
    Dividends                                  $  4,879,216    $  4,509,801
    Net appreciation (depreciation) in
      fair value of investments (Note 4)         (4,290,502)      6,312,164
    Interest and other income                     7,253,002       7,349,549
                                                ___________     ___________

      Total investment income                     7,841,716      18,171,514

  Participant contributions (Note 3)             29,599,662      29,173,133

  Deposits from prior trustees                       73,440         400,982
  Transfers in and other receipts                   398,764         395,302
                                                ___________     ___________

      Total increases                            37,913,582      48,140,931
                                                ___________     ___________

DECREASES TO NET ASSETS ATTRIBUTED TO:
  Participant withdrawals                        12,837,486      33,186,706
  Administrative expenses                           619,974         606,883
                                                ___________     ___________

      Total decreases                            13,457,460      33,793,589
                                                ___________     ___________

NET INCREASE                                     24,456,122      14,347,342

NET ASSETS AVAILABLE FOR BENEFITS
  BEGINNING OF YEAR                             253,233,647     238,886,305
                                                ___________     ___________

NET ASSETS AVAILABLE FOR BENEFITS
  END OF YEAR                                  $277,689,769    $253,233,647
                                                ___________     ___________
                                                ___________     ___________

See notes to financial statements.

                                  PacifiCorp
                         K Plus Employee Savings Plan
                         Notes to Financial Statements
                    Years Ended December 31, 1994 and 1993


1.   PLAN DESCRIPTION

     The following brief description of the PacifiCorp K Plus Employee Savings Plan (the "Plan") is provided for general information purposes only. Participants should refer to the Plan document for more complete information.

     GENERAL - Effective January 1, 1988, PacifiCorp (the "Company") and most of its subsidiaries ("Employers") adopted the Plan. The Plan is a tax-qualified employee savings plan covering all eligible employees of the Employers. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     On February 18, 1993, the Company announced an agreement to sell, by means of a merger, its 82%-owned mining and resource development business, NERCO, Inc. ("NERCO"), to Kennecott Corporation for cash consideration of $12 per NERCO share. On June 2, 1993, the Company completed the sale. The NERCO Stock Fund was eliminated from the Plan at the time of the merger, and participant account balances in the NERCO Stock Fund were converted to cash at $12 per NERCO share. The resulting cash balances were then transferred to the Stable Asset Fund, from which amounts related to terminated NERCO employees were distributed as appropriate.

     ELIGIBILITY - Qualified employees of the Employers (excluding certain casual employees, and employees covered by a collective bargaining agreement that does not provide for participation in the Plan) become eligible to participate after completing one month of service as defined in the Plan.

     PARTICIPANT CONTRIBUTIONS - Eligible employees may elect to have a portion of their compensation contributed to the Plan ("Pre-Tax Contributions"). Different percentages can apply to separate Employers, but in no event will the percentage be more than 16% of compensation.

     Each Employer makes a matching contribution each year for each of its employees participating in Pre-Tax Contributions ("Matching Contribution"). The Matching Contribution is a percentage of the participant's Pre-Tax Contribution for the year, up to 6% of the participant's compensation for the year. The Matching Contribution is 50% or a percentage fixed in the Employer's adoption statement or by resolution of the Board of Directors of the Employer and announced to participants, or pursuant to a collective bargaining agreement. Other than for employees covered by certain collective bargaining agreements, the Matching Contribution is made to the PacifiCorp K Plus Employee Stock Ownership Plan.

     VESTING - Pre-Tax Contributions are fully vested at all times.

     PARTICIPANT ACCOUNTS - Each participant account is credited with Pre-Tax Contributions and an allocation of the Plan's earnings. Contributions are credited based on the participant's election and earnings are allocated based on participant account balances.

     DISTRIBUTIONS AND WITHDRAWALS - Benefits are payable at retirement or other termination in a lump sum or through installments. Pre-tax Contributions may be withdrawn due to financial hardship, subject to approval.

     TERMINATION - The Company may wholly or partially terminate the Plan or direct the discontinuance of contributions at any time.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     INVESTMENT VALUATION - The investments in PacifiCorp and Pacific Telecom, Inc. common stock are stated at fair value based on published market quotations at year end. The per share market values at December 31, 1994 and 1993 were:

                                                       1994           1993

     PacifiCorp common stock                         $18.125        $19.250
     Pacific Telecom, Inc. common stock               30.000         26.000

     Investments in other common stock, U.S. government obligations, and corporate bonds are stated at fair value based on quoted market prices. The Wells Fargo U.S. Debt Index Fund, classified as part of corporate bonds, is stated at fair value based on the number of units held. The unit value is adjusted to reflect interest on fixed income securities which is accrued semi-monthly. The guaranteed investment contracts are stated at cost plus interest reinvested in the fund, except the Capital Guaranteed Investment Contract Fund which is stated at fair value based on quoted market prices.

     INVESTMENT TRANSACTIONS AND INVESTMENT INCOME - Investment transactions are accounted for on the date the investments are purchased or sold (trade date). Interest income is recorded as earned. Dividend income is recorded on the ex-dividend date. Changes in fair value of investments during the year are shown as net appreciation or depreciation in fair value of investments.

     FEDERAL INCOME TAXES - The Plan is a tax-qualified retirement plan in accordance with Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and related provisions. The Plan includes elective contribution provisions designed to qualify under Code Section 401(k) and related provisions. The Company has received a determination letter in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Code. The Plan has been amended since receiving the determination letter. However, the plan administrator believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

     BENEFITS PAYABLE - As of December 31, 1994 and 1993, net assets available for benefits included benefits of $1,390,153 and $2,014,112, respectively, due to participants who have withdrawn from participation in the Plan.

     ADMINISTRATIVE EXPENSES - The Plan provides that participating employers may pay administrative costs and expenses of the Plan; those costs not paid by participating employers are paid from Plan assets.

     LOANS TO PARTICIPANTS - Amounts borrowed by participants are recorded as participant loans and increase the balance of the Participant Loans Fund.

3.   INVESTMENT PROGRAMS AND FUND INFORMATION

     Plan assets are held by the Trustee in investment funds as follows:

     A. The Equity Fund, which consists primarily of equity investments and cash equivalents.

     B. The Balanced Fund, which consists primarily of equity investments and fixed income and debt instruments.

     C. The Bond Fund, which consists primarily of units of the Wells Fargo U.S. Debt Index Fund.

     D. The Stable Asset Fund, which consists primarily of guaranteed investment contracts.

     E. The PacifiCorp Stock Fund, which consists primarily of common stock of PacifiCorp.

     F. The Pacific Telecom Stock Fund, which consists primarily of common stock of Pacific Telecom, Inc.

     G. The Participant Loans Fund, which consists of promissory notes resulting from loans to participants. Each participant's interest in this fund is accounted for separately.

     Participant contributions, participant withdrawals/loan disbursements, and investment income by fund are as follows for the years ended December 31, 1994 and 1993:

                                                    1994           1993

     Participant contributions:
        Equity Fund                              $ 9,735,493    $ 8,803,873
        Balanced Fund                              4,855,355      4,213,158
        Bond Fund                                  1,169,213      1,171,820
        Stable Asset Fund                          5,637,205      6,797,893
        PacifiCorp Stock Fund                      7,168,676      7,101,660
        Pacific Telecom Stock Fund                 1,033,720        940,097
        NERCO Stock Fund                                   -        144,632
                                                  __________     __________

           Total                                 $29,599,662    $29,173,133
                                                  __________     __________
                                                  __________     __________

     Participant withdrawals/loan disbursements:
        Equity Fund                              $ 2,711,717    $ 7,114,238
        Balanced Fund                              1,835,819      6,622,822
        Bond Fund                                    546,910      2,063,310
        Stable Asset Fund                          7,997,274     14,444,113
        PacifiCorp Stock Fund                      3,273,700      5,032,852
        Pacific Telecom Stock Fund                   291,155      1,079,609
        NERCO Stock Fund                                   -        200,906
        Participant Loans Fund                    (3,819,089)    (3,371,144)
                                                  __________     __________

           Total                                 $12,837,486    $33,186,706
                                                  __________     __________
                                                  __________     __________

                                                    1994           1993

     Investment income (loss):
        Equity Fund                              $  (684,872)   $ 4,402,696
        Balanced Fund                                706,076      4,227,208
        Bond Fund                                   (219,251)       850,133
        Stable Asset Fund                          5,396,482      5,811,577
        PacifiCorp Stock Fund                        907,942      2,190,079
        Pacific Telecom Stock Fund                 1,732,847        715,649
        NERCO Stock Fund                                   -        (26,814)
        Participant Loans Fund                         2,492            986
                                                  __________     __________

           Total                                 $ 7,841,716    $18,171,514
                                                  __________     __________
                                                  __________     __________

4.   NET APPRECIATION (DEPRECIATION) IN FAIR VALUE OF INVESTMENTS

     For the years ended December 31, 1994 and 1993, the Plan's investments appreciated (depreciated) in fair value as follows:

                                                    1994           1993

     PacifiCorp common stock                     $(2,377,612)   $  (878,646)
     NERCO, Inc. common stock                              -        (30,637)
     Pacific Telecom, Inc. common stock            1,360,080        382,905
     Other common stock and corporate bonds       (3,142,552)     6,038,492
     United States government obligations           (525,180)       365,462
     Guaranteed investment contracts                 394,762        434,588
                                                  __________     __________

           Total                                 $(4,290,502)    $6,312,164
                                                  __________     __________
                                                  __________     __________

5.   RELATED-PARTY TRANSACTIONS

     Purchases of employer-related stock during the years ended December 31, 1994 and 1993 were as follows:

                                                       PacifiCorp                    Pacific Telecom
                                                   _______________________        ________________________
                                                   Number                         Number
                                                    of Shares        Cost          of Shares      Cost

     Balance, December 31, 1992                  2,344,828     $45,294,750        239,466    $5,850,711
       Purchases                                   484,501       9,041,445         32,870       796,161
       Sales                                        (1,118)        (21,465)           (90)       (2,191)
       Distributed to participants                (120,864)     (2,431,088)       (30,983)     (770,873)
                                                   _________      __________        _______     _________

     Balance, December 31, 1993                  2,707,347      51,883,642        241,263     5,873,808
       Purchases                                   883,905      15,336,260         80,849     1,989,010
       Sales                                       (75,630)     (1,431,880)        (4,415)     (107,108)
       Distributed to participants                 (68,500)     (1,199,085)        (2,815)      (74,741)
                                                   _________      __________        _______     _________

     Balance, December 31, 1994                  3,447,122     $64,588,937        314,882    $7,680,969
                                                   _________      __________        _______     _________
                                                   _________      __________        _______     _________

6.   INVESTMENTS EXCEEDING 5% OF NET ASSETS AVAILABLE FOR BENEFITS

     Investments which exceeded 5% of net assets available for benefits as of December 31, 1994 and 1993 are as follows:

                                                    1994           1993

     PacifiCorp Common Stock                     $62,479,086    $52,020,180

     Wells Fargo Bank Equity Index Fund           18,018,740     14,371,638

7.   SUBSEQUENT EVENT

     On March 9, 1995, Pacific Telecom, Inc. entered into an agreement and plan of merger with PacifiCorp Holdings, Inc. ("Holdings"), a wholly owned subsidiary of PacifiCorp, pursuant to which Holdings will acquire the outstanding shares of Pacific Telecom, Inc. not owned by Holdings for $30 per share in cash. Holdings presently owns approximately 87% of the outstanding shares of Pacific Telecom, Inc.

                                 * * * * * *

                                  PacifiCorp K Plus
                                Employee Savings Plan
                   Item 27a - Assets Held for Investment Purposes
                                  December 31, 1994

Identity of Issue,                         Shares or                      Current
Borrower, or Similar Party                 Face Value        Cost         Value
__________________________                 __________     __________      _______

COMMON STOCK

  PacifiCorp Common Stock                   3,447,122   $ 64,588,937   $ 62,479,086
                                                         ___________    ___________
                                                         ___________    ___________

  Pacific Telecom Common Stock                314,882   $  7,680,969   $  9,446,460
                                                         ___________    ___________
                                                         ___________    ___________

  Other Common Stock

    Aerospace - Defense

      General Motors Corporation               25,000        893,778        871,875
      Loral Corporation                        27,000        951,954      1,022,625
      McDonnell Douglas Corporation             7,000        809,812        994,000
      Rockwell International Corporation       29,000      1,033,200      1,036,750
      United Technologies Corporation          18,000      1,211,379      1,131,750
                                                          __________     __________

      Total Aerospace - Defense                            4,900,123      5,057,000
                                                          __________     __________

    Automobiles, Auto Parts

      Chrysler Corporation                     24,000      1,061,438      1,176,000
      Federal-Mogul Corporation                50,000      1,565,145      1,006,250
      General Motors Corporation               37,900      1,777,155      1,596,537
                                                          __________     __________

      Total Automobiles, Auto Parts                        4,403,738      3,778,787
                                                          __________     __________

    Banking and Finance

      Chemical Banking Corporation             10,500        428,834        376,688
      Citicorp                                 47,000      1,840,888      1,944,625
      Crown American Realty                    14,500        250,125        195,750
      Dean Witter Discover & Company            5,142        190,742        174,185
      Federal National Mortgage Association    17,000        559,762      1,238,875
      First Interstate Bancorp                  2,600        101,281        175,825
      Household International Inc.              7,000        254,142        259,875
      Mellon Bank Corporation                   8,250        250,557        252,656
      Merrill Lynch & Company Inc.             30,000      1,110,875      1,072,500
      Nationsbank Corporation                  22,000      1,045,888        992,750
      Shawmut National Corporation              9,200        185,868        150,650
      Travelers Inc.                           16,700        670,268        540,662
      Vesta Insurance Group Inc.                7,700        192,500        219,450
      Wells Fargo & Company                     6,500        644,882        942,500
                                                          __________     __________

      Total Banking and Finance                            7,726,612      8,536,991
                                                          __________     __________

                                  PacifiCorp K Plus
                                  December 31, 1994

Identity of Issue,                         Shares or                      Current
Borrower, or Similar Party                 Face Value        Cost         Value
__________________________                 __________     __________      _______

  Other Common Stock (continued)

    Beverages

      Pepsico Inc.                             43,800    $ 1,475,011    $ 1,587,750
                                                          __________     __________

    Chemical and Synthetic Fibers

      Cooper Tire & Rubber Company              9,300        214,345        219,713
      DuPont E I DeNemours & Company            7,900        438,019        443,387
      Goodyear Tire and Rubber Company         29,500        976,976        991,938
      Hercules Inc.                            12,100        921,996      1,396,037
      Monsanto Company                         22,000      1,745,708      1,551,000
                                                          __________     __________

      Total Chemical and Synthetic Fibers                  4,297,044      4,602,075
                                                          __________     __________

    Electrical-Electronics

      Intel Corporation                        30,100      1,793,053      1,922,637
      International Business Machines           6,800        372,189        499,800
      Micron Technology Inc.                    6,900        244,760        304,463
      Novell Inc.                              16,400        336,260        280,850
      Sun Microsystems Inc.                    10,000        277,191        355,000
      Xerox Corporation                        17,300      1,544,299      1,712,700
                                                          __________     __________

      Total Electrical-Electronics                         4,567,752      5,075,450
                                                          __________     __________

    Food, Soap and Tobacco

      CPC International Inc.                    4,600        213,601        244,950
      Colgate-Palmolive Company                 4,100        211,849        259,837
      Gillette Company                         16,000        661,668      1,198,000
      McDonalds Corporation                    44,000        702,574      1,287,000
      Philip Morris Companies Inc.             24,000      1,264,823      1,380,000
      Procter & Gamble Company                 20,000      1,133,928      1,240,000
      UST Inc.                                 25,000        685,875        696,875
                                                          __________     __________

      Total Food, Soap and Tobacco                         4,874,318      6,306,662
                                                          __________     __________

    Health Care and Cosmetics

      Abbott Laboratories                      45,000      1,346,982      1,468,125
      Bausch & Lomb Inc.                        8,000        304,706        271,000
      Columbia/HCA Healthcare Corporation      47,505      1,407,307      1,733,933
      Foundation Health Corporation            27,000        967,804        837,000
      Schering Plough Corporation               3,000        185,792        222,000
                                                          __________     __________

      Total Health Care and Cosmetics                      4,212,591      4,532,058
                                                          __________     __________

                                  PacifiCorp K Plus
                                  December 31, 1994

Identity of Issue,                         Shares or                      Current
Borrower, or Similar Party                 Face Value        Cost         Value
__________________________                 __________     __________      _______

  Other Common Stock (continued)

    Insurance

      American International Group Inc.        12,000    $   703,107    $ 1,176,000
      MBIA Inc.                                30,000      1,627,590      1,683,750
                                                          __________     __________

      Total Insurance                                      2,330,697      2,859,750
                                                          __________     __________

    Leisure and Entertainment

      Brinker International Inc.               10,500        180,642        190,313
      Capital Cities ABC Inc.                   5,600        307,828        477,400
      Carnival Corporation                     10,200        216,101        216,750
      Marriott International Inc.              35,000      1,016,823        984,375
      Mattel Inc.                              45,000        552,875      1,130,625
      Tele Communications Inc.                 14,800        278,287        321,900
                                                          __________     __________

      Total Leisure and Entertainment                      2,552,556      3,321,363
                                                          __________     __________

    Machinery-Equipment

      Varity Corporation                       35,000      1,290,231      1,268,750
                                                          __________     __________

    Metals-Mining

      USX US Steel Group Inc.                  12,900        454,505        457,950
                                                          __________     __________

    Oil and Gas

      Amoco Corporation                         8,800        486,037        520,300
      Kerr McGee Corporation                    6,200        258,893        286,750
      Noble Affiliates Inc.                     8,600        247,164        212,850
      Tosco Corporation                        20,000        620,616        582,500
      Unocal Corporation                        7,100        209,842        193,475
                                                          __________     __________

      Total Oil and Gas                                    1,822,552      1,795,875
                                                          __________     __________

                                  PacifiCorp K Plus
                                  December 31, 1994

Identity of Issue,                         Shares or                      Current
Borrower, or Similar Party                 Face Value        Cost         Value
__________________________                 __________     __________      _______

  Other Common Stock (continued)

    Paper and Forest Products

      Champion International Corporation        6,200    $   186,009    $   226,300
      Georgia Pacific Corporation               6,900        496,542        493,350
      Scott Paper Company                       7,000        299,286        483,875
      Willamette Industries Inc.                5,200        255,704        247,000
                                                          __________     __________

      Total Paper and Forest Products                      1,237,541      1,450,525
                                                          __________     __________

    Photographic and Related

      Eastman Kodak Company                     7,100        265,752        339,025
                                                          __________     __________

    Printing and Publishing

      Times Mirror Company                     33,000        988,614      1,035,375
                                                          __________     __________

    Retail Trade

      Circuit City Stores Inc.                  7,200        146,350        160,200
      GAP Inc.                                 10,300        345,551        314,150
      Limited Inc.                             16,500        358,717        299,062
      J C Penney Company                        8,900        382,918        397,163
      Price/Costco Inc.                        80,000      1,270,948      1,030,000
      Rite Aid Corporation                     50,000        945,805      1,168,750
      Sears Roebuck & Company                  11,800        498,655        542,800
                                                          __________     __________

      Total Retail Trade                                   3,948,944      3,912,125
                                                          __________     __________

    Textiles and Apparel

      Reebok International Ltd.                 6,100        202,062        240,950
      V F Corporation                           5,400        250,146        262,575
                                                          __________     __________

      Total Textiles and Apparel                             452,208        503,525
                                                          __________     __________

    Transportation - Air

      AMR Corporation Delaware                  4,300        272,003        228,975
                                                          __________     __________

    Transportation Excluding Air

      Conrail Inc.                             20,000      1,036,489      1,010,000
      Southern Pacific Rail Corporation        45,000        912,198        815,625
                                                          __________     __________

      Total Transportation Excluding Air                   1,948,687      1,825,625
                                                          __________     __________

                                  PacifiCorp K Plus
                                  December 31, 1994

Identity of Issue,                         Shares or                      Current
Borrower, or Similar Party                 Face Value        Cost         Value
__________________________                 __________     __________      _______

  Other Common Stock (continued)

    Utilities

      AT&T Corporation                          9,700    $   494,040    $   487,425
      Houston Industries Inc.                   7,700        266,900        274,313
      MCI Communications Corporation           50,000      1,236,862        918,750
      US WEST Inc.                             15,100        614,435        537,938
                                                          __________     __________

      Total Utilities                                      2,612,237      2,218,426
                                                          __________     __________

    Conglomerates - Miscellaneous

      Airtouch Communications Inc.             11,400        267,900        332,025
      Allied Signal Inc.                       11,400        219,939        387,600
      First USA Inc.                           31,000      1,062,315      1,019,125
      ITT Corporation                           5,600        397,411        496,300
      Philips Electronics NV                   10,800        226,087        317,250
      Rayonier Inc.                            35,000      1,009,575      1,067,500
                                                          __________     __________

      Total Conglomerates - Miscellaneous                  3,183,227      3,619,800
                                                          __________     __________

    Special Investments Funds

      Bay Apt Communities Inc.                 10,000        200,000        201,250
      Camden Property Trust                     8,000        192,939        199,000
      Liberty Property Trust                   10,900        219,214        213,913
                                                          __________     __________

      Total Special Investments Funds                        612,153        614,163
                                                          __________     __________

    Wells Fargo Equity Index Fund             172,712     17,687,920     18,018,740
                                                          __________     __________

  International Stock

      Fiat SPA                                 21,300        220,506        247,612
      Inco Ltd.                                 9,500        243,318        271,938
      Nokia Corporation                         6,000        314,445        450,000
      Royal Dutch Petroleum Company            13,200      1,056,052      1,422,300
      Southern Electric Plc                    13,100        337,575        330,788
      Tele Danmark A/S                          7,000        171,500        178,500
      Telefonos De Mexico SA                   22,000        896,641        902,000
                                                          __________     __________

      Total International                                  3,240,037      3,803,138
                                                          __________     __________

    RJR Nabisco Holdings Corporation           32,300        209,950        193,800
                                                          __________     __________

Total Other Common Stock                                  81,567,003     86,943,703
                                                          __________     __________
                                                          __________     __________

                                  PacifiCorp K Plus
                                  December 31, 1994

Identity of Issue,                         Shares or                      Current
Borrower, or Similar Party                 Face Value        Cost         Value
__________________________                 __________     __________      _______

U.S. GOVERNMENT OBLIGATIONS

  United States of America Treasury         1,455,000    $ 1,417,504    $ 1,379,980
  Notes
    5.625% due 08-31-1997

  United States of America Treasury         1,600,000      1,552,500      1,551,744
  Notes
    4.625% due 02-15-1996

  United States of America Treasury         2,875,000      2,733,711      2,649,485
  Notes
    5.125% due 04-30-1998

  United States of America Treasury         3,815,000      3,589,843      3,464,478
  Notes
    5.125% due 12-31-1998

  Federal National Mtg Assn GTD               300,000        311,438        274,311
    7.5% due 11-25-2020

  Federal National Mtg Assn GTD               346,633        335,476        318,036
    6% due 05-01-2001

  Government Trust Certificate                 59,397         58,965         59,809
    8.875% due 05-15-1995                                 __________     __________

  Total U.S. Government Bonds                              9,999,437      9,697,843
    and Obligations                                       __________     __________
                                                          __________     __________

                                  PacifiCorp K Plus
                                  December 31, 1994

Identity of Issue,                         Shares or                      Current
Borrower, or Similar Party                 Face Value        Cost         Value
__________________________                 __________     __________      _______

  Corporate Bonds

    Bridgestone Firestone Master Trust        500,000    $   497,734    $   495,410
      6.25% due 12-01-1999

    CMC Securities Corporation III            100,000        102,313         97,437
      6.4% due 02-25-2024

    CTS Home Equity Loan Trust                160,867        162,051        160,515
      8.8% due 01-15-2006

    Countrywide Mortgage Bkd Securities       275,000        282,090        267,866
      6.5% due 02-25-2024

    Chase Mortgage Finance Corporation        425,000        434,629        408,263
      7% due 06-25-2024

    DR Structured Financial Corporation       195,991        187,765        173,569
      6.66% due 08-15-2010

    Dean Witter Discover & Company            300,000        307,197        280,113
      6% due 03-01-1998

    Fiscal Home Equity Loan Trust               9,342          9,302          9,348
      8.9% due 11-15-1997

    Green Tree Financial Corporation          215,634        215,432        209,299
      6.45% due 05-15-2019

    Housing Securities Inc.                   145,933        137,063        137,062
      6.5% due 07-25-2009

    Merrill Lynch Mortgage Invs Inc.          133,320        135,820        135,820
      8.718% due 04-25-2023

    Olympic Automobile Receivable Trust       275,000        274,334        267,784
      6.85% due 06-15-2001

    Pacific College Mortgage Trust            127,200        119,170        121,594
      7.75% due 05-01-2017

    Prudential Home Mortgage Securities       197,197        197,999        194,301
      7.5% due 12-25-2021

    Residential Funding Mortgage              243,247        224,054        224,053
      Securities
      6.5% due 06-25-2009

                                  PacifiCorp K Plus
                                  December 31, 1994

Identity of Issue,                         Shares or                      Current
Borrower, or Similar Party                 Face Value        Cost         Value
__________________________                 __________     __________      _______

  Corporate Bonds (continued)

    Resolution Trust Corporation              292,685        292,099        292,685
      7.75% due 12-25-2018

    Resolution Trust Corporation              232,207        222,879        232,207
      7.159% due 10-25-2021

    Resolution Trust Corporation              300,956        301,050        300,023
      8.8% due 08-25-2023

    Resolution Trust Corporation              252,624        241,966        240,523
      7.17305% due 12-25-2029

    SPNB Home Equity Loan                      37,575         37,469         37,563
      7.85% due 05-15-1998

    Thomson McKinnon Mortgage Assets          298,705        289,015        279,382
      8% due 03-20-2019

    US Department Veterans Affairs            360,000        341,269        334,573
      5.75% due 06-15-2007

    US Home Equity Loan                        71,186         71,008         71,074
      8.5% due 04-15-2021

    Wells Fargo Bank U.S. Debt Index Fund     458,628      8,812,514      8,447,471

    Southern California Edison Company        250,000        245,773        238,782
      5.9% due 01-15-1997

  International Bonds

    Italy Republic Debentures                 200,000        197,450        157,544
      6.875% due 09-27-2023                               __________     __________

Total Corporate Bonds                                     14,339,445     13,814,261
                                                          __________     __________
                                                          __________     __________

                                  PacifiCorp K Plus
                                  December 31, 1994

Identity of Issue,                         Shares or                      Current
Borrower, or Similar Party                 Face Value        Cost         Value
__________________________                 __________     __________      _______

Guaranteed Investment Contracts

  Capital Guaranteed Investment Contract Fund            $ 3,664,710    $ 6,889,093
  Manufacturers Life, 8.8% due 1/17/95                       763,427        763,427
  Lincoln National Life, 6.89% due 2/28/97                 1,829,315      1,829,315
  Safeco Life, 6.48% due 2/17/95                           1,203,744      1,203,744
  Confederation Life, due 1/31/97                          1,207,801      1,207,801
  Sun Life, 8.83% due 3/31/96                              2,821,245      2,821,245
  Lincoln National Life, 8.77% due 3/31/96                 2,675,414      2,675,414
  Nationwide Insurance, 7.2% due 5/29/97                   1,796,179      1,796,179
  Confederation Life, due 8/31/99                          1,059,731      1,059,731
  Allstate, 8.71% due 6/17/96                              1,391,834      1,391,834
  Protective Life, 8.70% due 3/16/95 and 5/16/96           2,637,725      2,637,725
  Transamerica, 8.63% due 7/16/95 and 2/16/96              1,387,469      1,387,469
  Safeco Life, 7.26% maturity 3/3/97                         596,609        596,609
  Safeco Life, 7.29% maturity 4/3/97                         597,030        597,030
  Safeco Life, 6.34% due 8/9/95                              873,483        873,483
  Safeco Life, 6.34% due 6/9/95                              873,483        873,483
  Safeco Life, 6.6% due 7/1/97                             1,399,918      1,399,918
  Sun Life, 6.78% maturity 7/31/97                         1,170,933      1,170,933
  Travelers Life, 8.9% due 7/31/96                         3,174,853      3,174,853
  Protective Life, 6.29% due 8/27/97                       2,304,133      2,304,133
  Nationwide Insurance, 5.85% due 9/30/97                  1,133,941      1,133,941
  Nationwide Insurance, 6.75% due 10/22/97                 1,153,921      1,153,921
  Allstate, 7% due 10/13/97                                1,155,561      1,155,561
  Prudential Life, 7.04% maturity 12/30/97                 2,877,232      2,877,232
  Life of Virginia, 6.56% due 11/04/97                     2,269,821      2,269,821
  Lincoln National Life, 6.81% maturity 1/30/98            1,706,938      1,706,938
  Business Men's Assurance, 6.6% due 2/25/98               1,055,783      1,055,783
  Business Men's Company, 6.28% due 2/19/98                1,054,321      1,054,321
  Sun Life, 5.98% due 3/18/98                              1,109,498      1,109,498
  Principal Mutual, 5.75% due 5/29/98                      1,100,802      1,100,802
  Prudential Life, 5.7% due 5/29/98                        1,095,406      1,095,406
  Business Men's Company, 6% due 6/17/98                   1,032,114      1,032,114
  Life of Virginia, 5.73% due 6/30/98                      1,629,137      1,629,137
  Business Men's Company, 5.78% due 6/9/98                 1,541,435      1,541,435
  New York Life, 5.73% due 4/30/98 and 7/31/98             2,558,870      2,558,870
  New York Life, 5.2% due 8/31/98 and 5.8% due 11/30/98    3,720,946      3,720,946
  Hartford Life, 5.45% due 10/27/98                        3,193,073      3,193,073
  Sun Life, 5.64% due 12/27/98                             2,104,559      2,104,559
  Business Men's Assurance, 5.7% due 1/15/99               2,009,744      2,009,744
  State Mutual Life Assurance, 7.04% due 3/12/99
    and 5/12/99                                            1,575,801      1,575,801
  Principal Mutual, 7.4% due 4/23/99                       1,566,566      1,566,566
  Life of Virginia, 7.49% due 6/28/99                      2,074,574      2,074,574

                                  PacifiCorp K Plus
                                  December 31, 1994

Identity of Issue,                         Shares or                      Current
Borrower, or Similar Party                 Face Value        Cost         Value
__________________________                 __________     __________      _______

Guaranteed Investment Contracts (continued)

  Hartford Life, 7.51% due 8/27/99                      $  1,031,433   $  1,031,433
  New York Life, 7.55% due 9/23/99                           770,013        770,013
  New York Life, 7.55% due 7/23/99                           770,013        770,013
  Capital Trust Company Trust Funds Prime Obligation              15             15
                                                         ___________    ___________

  Total Guaranteed Investment Contracts                 $ 74,720,553   $ 77,944,936
                                                         ___________    ___________
                                                         ___________    ___________

  Participant Loans

    (Interest rates ranging from 6.5-12.5%
    Maturities ranging from 1994 to 2008)               $  8,976,583   $  9,203,094
                                                         ___________    ___________
                                                         ___________    ___________

  Temporary Cash Investments

    Harris Bank Collective Investment Fund
      Master Trust Reserve Fund .0556%                  $  7,848,991   $  7,848,991
                                                         ___________    ___________
                                                         ___________    ___________

  Total Investments                                     $269,721,918   $277,378,374
                                                         ___________    ___________
                                                         ___________    ___________

                                 SIGNATURE



The Plan.  Pursuant to the requirements of the Securities Exchange Act of
________
1934, the K Plus Employee Savings Administrative Committee, which administers the Plan, has duly caused this annual report to be signed on its behalf by the undersigned hereunder duly authorized.


                                   PACIFICORP K PLUS EMPLOYEE SAVINGS PLAN



                                   /s/MICHAEL J. PITTMAN
                                      Michael J. Pittman, Committee Member

                                   June 22, 1995